     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2000


                                                      REGISTRATION NO. 333-34842
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.
                             (ISSUER OF THE NOTES)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            532420                           42-1502818
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------
                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.
                         625 FIRST STREET SE, SUITE 701
                             CEDAR RAPIDS, IA 52401
                                 (319) 365-8449
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                   COPIES TO:

                WALTER BEGLEY, ESQ.                                  PAUL MURPHY, ESQ.
                CHAPMAN AND CUTLER                                MOORE & VAN ALLEN, PLLC
                  111 WEST MONROE                                 100 NORTH TRYON STREET
           CHICAGO, ILLINOIS 60603-4080                       CHARLOTTE, NORTH CAROLINA 28202
                  (312) 845-3904                                      (704) 331-3510

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED TRANSFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE           AMOUNT TO BE        AGGREGATE PRICE      AGGREGATE OFFERING        AMOUNT OF
            REGISTERED                  REGISTERED(1)          PER UNIT(2)             PRICE(2)        REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Class A-1 Receivable-Backed
  Notes............................      $ 72,516,252              100%              $ 72,516,252            $19,144
Class A-2 Receivable-Backed
  Notes............................      $ 62,104,904              100%              $ 62,104,904            $16,396
Class A-3 Receivable-Backed
  Notes............................      $ 23,243,941              100%              $ 23,243,941            $ 6,136
Class A-4 Receivable-Backed
  Notes............................      $ 44,187,700              100%              $ 44,187,700            $11,666
Class B Receivable-Backed Notes....      $ 13,316,841              100%              $ 13,316,841            $ 3,516
                                     --------------------                        --------------------  --------------------
          TOTAL....................      $215,369,638              100%              $215,369,638            $56,858
                                     ====================                        ====================  ====================
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) The amount of Notes being registered represents the maximum aggregate principal amount of Notes currently expected to be offered for sale.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).

(3) Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee........................................  $ 56,858
Printing and Engraving Expenses.............................  $ 75,000
Trustee's Fees and Expenses.................................  $  5,000
Legal Fees and Expenses.....................................  $300,000
Blue Sky Fees and Expenses..................................  $  5,000
Accountants' Fees and Expenses..............................  $ 40,000
Rating Agency Fees..........................................  $140,000
Miscellaneous Fees..........................................  $ 25,000
                                                              --------
     Total..................................................  $646,858
                                                              ========

---------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the Notes.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The issuer shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the issuer's business or affairs.

     Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Inapplicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits


 1.1  Form of Underwriting Agreement (previously filed)
 3.1 Form of Certificate of Formation of the issuer (previously filed)
 3.2  Form of Limited Liability Company Agreement of the issuer
      (previously filed)
 4.1 Form of Indenture (including form of notes) (previously filed)
 5.1  Opinion of Chapman and Cutler (previously filed)
 8.1  Tax opinion of Chapman and Cutler (previously filed)
 8.2  Tax opinion of Chapman and Cutler (previously filed)
10.1  Form of Transfer and Servicing Agreement (previously filed)
10.2  Form of Custodian Agreement (previously filed)
23.1  Consent of Chapman and Cutler (included in Exhibit 5.1)
      (previously filed)
23.2  Consent of Chapman and Cutler (included in Exhibit 8.1)
      (previously filed)
23.3  Consent of Chapman and Cutler (included in Exhibit 8.2)
      (previously filed)
23.4  Consent of Deloitte & Touche LLP
24.1  Power of Attorney (previously filed)
25.1  Statement of Eligibility and Qualification under the Trust
      Indenture Act of 1939 of indenture trustee (previously filed)


     (b) Financial Statements

     Balance Sheet of GreatAmerica Leasing Receivables 2000-1, L.L.C.

ITEM 17.  EXHIBITS AND FINANCIAL STATEMENTS

     The undersigned Registrant hereby undertakes:

          (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on June 12, 2000.


                                          GreatAmerica Leasing Receivables
                                          2000-1, L.L.C.

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                          By: /s/ STANLEY M. HERKELMAN
                                            ------------------------------------
                                            Name: Stanley M. Herkelman
                                            Title: Senior Vice President and
                                              Secretary

                                          GreatAmerica Leasing Corporation, as
                                          member

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                          GreatAmerica Leasing Receivables 2000
                                          Corporation, as member

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                 EXHIBIT INDEX


1.1   Form of Underwriting Agreement (previously filed)
3.1 Form of Certificate of Formation of the issuer (previously filed)
3.2   Form of Limited Liability Company Agreement of the issuer
      (previously filed)
4.1 Form of Indenture (including form of notes) (previously filed)
5.1   Opinion of Chapman and Cutler (previously filed)
8.1   Tax opinion of Chapman and Cutler (previously filed)
8.2   Tax opinion of Chapman and Cutler (previously filed)
10.1  Form of Transfer and Servicing Agreement (previously filed)
10.2  Form of Custodian Agreement (previously filed)
23.1  Consent of Chapman and Cutler (included in Exhibit 5.1)
      (previously filed)
23.2  Consent of Chapman and Cutler (included in Exhibit 8.1)
      (previously filed)
23.3  Consent of Chapman and Cutler (included in Exhibit 8.2)
      (previously filed)
23.4  Consent of Deloitte & Touche LLP
24.1  Power of Attorney (previously filed)
25.1  Statement of Eligibility and Qualification under the Trust
      Indenture Act of 1939 of indenture trustee (previously filed)